INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Security Corporation on Form S-4 of our report dated February 25, 1994, incorporated in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche

Salt Lake City, Utah
June 15, 1994